As filed with the Securities and Exchange Commission on July 21, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 21, 2009

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Suite 110, Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

B&G Foods has proposed to its lenders an amendment to its existing senior secured credit facility.  The purpose of the proposed amendment is to:

•                  appoint Credit Suisse as administrative agent under the credit facility to replace Lehman Commercial Paper, Inc.;

•                  permit B&G Foods to do one or more of the following:

-                 make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of B&G Foods’ 12% senior subordinated notes due 2016 for cash, subject to the restricted payments test set forth in B&G Foods’ senior notes indenture;

-                 make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of the senior subordinated notes in exchange for Class A common stock; and

-                 refinance the senior subordinated notes with senior unsecured indebtedness provided  B&G Foods’ consolidated leverage ratio is less than or equal to 4.5 to 1.0 after giving effect to the refinancing; and

•                  extend the maturity date for the existing undrawn $25.0 million revolving credit facility from January 10, 2011 to February 26, 2013 so that it will have the same maturity date as the existing $130.0 million of borrowings under the term loan facility.

The proposed amendment requires the consent of a majority of the lenders under the credit facility and, with respect to the extension of the revolving credit facility, all of the revolving credit lenders.  No assurance can be given that the proposed amendment will be consummated on the terms contemplated or at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: July 21, 2009	By:	/s/ Robert C. Cantwell
Robert C. Cantwell
Executive Vice President of Finance and Chief Financial Officer